Exhibit 1.5
Industry Industrie Canada Canada
Certificate of Amendment                                                      Certificat de modification
Canada Business Corporations Act                                                                           Loi canadienne sur les societes par actions
ADIRA ENERGY LTD.
Corporate name / Denomination sociale
           449907-7
Corporation number /                                           Numero de societe
I HEREBY CERTIFY that the articles of the                                                                           JE CERT1FIE que les statuts de la societe
above-named corporation are amended under                                                                           susmentionnee sont modifies aux termes de
section 178 of the Canada Business                                                                l'article 178 de la Loi canadienne sur les
Corporations Act as set out in the attached                                                                           societes par actions. tel qu'il est indique dans les
articles of amendment.                                           clauses modificatrices ci-jointes.
Canada
Marcie Girouard
Director / Directeur
2013-08-09
Date of Amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ)

Industry Industrie Canada Canada Form 4 Articles of Amendment Canada Business Corporations Act (CBCA) (s. 27 or 177) Formulaire 4 Clauses modificatrices Loi canadienne sur ies societes par actions (LCSA) (art. 27 ou 177) Corporate name
Denomination sociale ADIRA ENERGY LTD.
Corporation number Numero de la societe 449907-7
The articles are amended as follows
Les statuts sont modifies de la fa?on suivante

The corporation amends the description of classes of shares as follows:
La description des categories d actions est modifiee comme suit:
By consolidating the issued and outstanding common shares on the basis of 1 common share for every 3 common shares held.
Declaration: I certify that I am a director or an officer of the coiporation.
Declaration : J’atteste que je sms un admimstrateur ou un dirigeant de la societe.
Original signed by / Original signe par
Alan           Friedman
Alan Friedman 416-250-1955
Misrepresentation constitute: in cfoaoce and. or romm.m- conviction. a pxsou it bible to a fin* not axceedinB S5C0C or to imprisccmani for a term not exceodma six months or both (snbsccccc 2 50 (!) of the CBCA).
Fair* una fnuss declaration constitaa on* mfiactxm «see autaar. sar dotlaraoon d* cnlpafethM par pcotaduro scmrouro. t*t passibl* duns amend* maxima Is is 1000 S at d'nn ampcis~~o~~csa~~m~~a~~n~~t tnr.nm?! d* six mois, ou l'uns do cat peine: (paragraphs 250(1) ds la LCSA).
You an providing mfeemotion required bv tbs CBCA Note that both the CBCA and the Privacy Act allc-w that mfcrmahcc to be disclosed to the public. It nhD be noted m personal mfixtnatioc fconi rmmbtc ICPPU-W9.
You: fbuinucaz des rtcsaig~~catn~~t~~et~~s exagx par la LCSA. II esr a notar on* la LCSA at la LoisvrUt rtrattgntmtna perron neb permanent que de tals recseiasanueK :oiam divulguas sc public 11: sitont stodse: dans la banqne de ransaianeensers personnel: rr.cnere 1C/PPU-W9.
1C 3069 (2008/04)